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                                   EXHIBIT 11

              Statement Regarding Computation of Earnings Per Share

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
                                                                        Three Months             Six Months
                                                                       Ended 12/31/96          Ended 12/31/96
                                                                       --------------          --------------
 Net Earnings                                                            $ 157.378               $  30,077
                                                                         =========               =========
 Primary earnings per share:
      Weighted average shares outstanding                                  427,866                 437,901

      Less unearned employee stock ownership plan shares                   (23,082)                (23,976)

      Average option shares granted                                         37,021                  37,021

      Less assumed purchase of shares using treasury method                (27,683)                (28,073)
                                                                         =========               =========
 Common and common equivalent shares outstanding                           414,122                 422,873
                                                                         =========               =========
 Earnings per common share - primary                                     $    0.38               $    0.07
                                                                         =========               =========
 Fully - diluted earnings per share:
      Weighted average shares outstanding                                  427,866                 437,901

      Less unearned employee stock ownership plan shares                   (23,082)                (23,976)

      Average option shares granted                                         37,021                  37,021

      Less assumed purchase of shares using treasury method                (27,134)                (27,134)
                                                                         =========               =========
 Common and common equivalent shares outstanding                           414,671                 423,812
                                                                         =========               =========
 Earnings per common share - fully diluted                               $    0.38               $    0.07
                                                                         =========               =========
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